MASTER SERVICER COMPLIANCE STATEMENT

§1123 of REGULATION AB

I, Jay Jones Jr. and Michele Olds, the undersigned, duly authorized officers of Nationstar Mortgage LLC dba Mr. Cooper Master Servicing (“MCMS”), a wholly-owned subsidiary of Mr. Cooper Group Inc. or the “Master Servicer”, do certify the following for the year ending December 31, 2023:

1.
A review of the activities of MCMS and of MCMS's performance under the related servicing agreements relating to the transactions set forth on Exhibit B for the calendar year ending on December 31, 2023 (the "Reporting Period") has been made under their supervision.
2.
To the best of the undersigned officers’ knowledge, based on such review, MCMS has fulfilled all of its obligations under the related servicing agreements in all material respects throughout the Reporting Period.

.

March 15, 2024

Nationstar Mortgage LLC

dba Mr. Cooper Master Servicing

By: /s/ Jay Jones Jr.

Name: Jay Jones Jr.

Title: Executive Vice President, Servicing

By: /s/ Michele Olds

Name: Michele Olds

Title: Senior Vice President, Master Servicing

APPENDIX B

Deal Name
ARROYO 2019-1	GPMF 2006-AR7	LXS 2007-7N	SAS 2007-BC1
ARROYO 2019-2	GPMF 2006-AR8	LXS 2007-8H	SAS 2007-BC2
ARROYO 2019-3	GPMF 2007-AR1	LXS 2007-9	SAS 2007-BC3
ARROYO 2020-1	GPMF 2007-AR2	PRKCM 2021-AFC1	SAS 2007-BC4
ARROYO 2021-1R	GPMF 2007-AR3	PRKCM 2021-AFC2	SAS 2007-BNC1
ARROYO 2022-1	HALO 2006-2	PRKCM 2022-AFC1	SAS 2007-EQ1
ARROYO 2022-2	HALO 2007-1	PRKCM 2022-AFC2	SAS 2007-OSI
BAFC 2006-5	HALO 2007-AR1	PRKCM 2023-AFC1	SAS 2007-WF1
BAFC 2006-6	HALO 2007-WF1	PRKCM 2023-AFC2	SAS 2007-WF2
BAFC 2007-6	HASCO 2006-HE2	PRKCM 2023-AFC3	SEMT 2013-10
BNC 2006-1	HASCO 2007-OPT1	PRKCM 2023-AFC4	SEMT 2013-11
BNC 2006-2	HAWT 2021-INV1	RALI 2006-QH1	SEMT 2013-8
BNCMT 2007-1	HAWT 2021-INV2	RALI 2006-QO1	SEMT 2013-9
BNCMT 2007-2	HAWT 2021-INV3	RALI 2006-QO10	SEMT 2014-1
BNCMT 2007-3	ISAC 2006-1	RALI 2006-QO2	SEMT 2014-4
BNCMT 2007-4	ISAC 2006-2	RALI 2006-QO3	SEMT 2015-1
CMLTI 2006-4	ISAC 2006-3	RALI 2006-QO4	SEMT 2015-2
CMLTI 2006-AR1	ISAC 2006-4	RALI 2006-QO5	SEMT 2015-3
CMLTI 2006-AR2	ISAC 2006-5	RALI 2006-QO6	SEMT 2015-4
CMLTI 2006-AR3	ISAC 2007-1	RALI 2006-QO7	SEMT 2016-1
CMLTI 2006-AR5	ISAC 2007-2	RALI 2006-QO8	SEMT 2016-2
CMLTI 2006-AR6	ISAC 2007-3	RALI 2006-QO9	SEMT 2016-3
CMLTI 2006-AR7	LMT 2006-1	RALI 2007-QH1	SEMT 2017-1
CMLTI 2006-AR9	LMT 2006-2	RALI 2007-QH2	SEMT 2017-2
CMLTI 2007-10	LMT 2006-3	RALI 2007-QH3	SEMT 2017-3
CMLTI 2007-2	LMT 2006-4	RALI 2007-QH4	SEMT 2017-4
CMLTI 2007-6	LMT 2006-5	RALI 2007-QH5	SEMT 2017-5
CMLTI 2007-AR1	LMT 2006-6	RALI 2007-QH6	SEMT 2017-6
CMLTI 2007-AR4	LMT 2006-7	RALI 2007-QH7	SEMT 2017-7
CMLTI 2007-AR5	LMT 2006-8	RALI 2007-QH8	SEMT 2017-CH1
CMLTI 2007-AR7	LMT 2006-9	RALI 2007-QH9	SEMT 2017-CH2
CMLTI 2007-AR8	LMT 2007-1	RALI 2007-QO1	SEMT 2018-1
CSMC 2012-9	LMT 2007-10	RALI 2007-QO2	SEMT 2018-2
CSMC 2019-AFC1	LMT 2007-2	RALI 2007-QO3	SEMT 2018-3
CSMC 2019-NQM1	LMT 2007-3	RALI 2007-QO4	SEMT 2018-4
CSMC 2020-AFC1	LMT 2007-4	RALI 2007-QO5	SEMT 2018-5
CSMC 2020-NQM1	LMT 2007-5	SAIL 2006-1	SEMT 2018-6
CSMC 2020-SPT1	LMT 2007-6	SAIL 2006-2	SEMT 2018-7
CSMC 2020-SPT1 RESERVE	LMT 2007-7	SAIL 2006-4	SEMT 2018-CH1

Deal Name
CSMC 2021-AFC1	LMT 2007-8	SAIL 2006-BNC1	SEMT 2018-CH2
CSMC 2021-INV1	LMT 2007-9	SAIL 2006-BNC2	SEMT 2018-CH3
CSMC 2021-INV2	LMT 2008-2	SAIL 2006-BNC3	SEMT 2018-CH4
CSMC 2021-NQM1	LMT 2008-6	SARM 2006-1	SEMT 2019-2
CSMC 2021-NQM2	LXS 2006-10N	SARM 2006-10	SEMT 2019-3
CSMC 2021-NQM3	LXS 2006-11	SARM 2006-11	SEMT 2019-4
CSMC 2021-NQM4	LXS 2006-12N	SARM 2006-12	SEMT 2019-5
CSMC 2021-NQM5	LXS 2006-13	SARM 2006-2	SEMT 2019-CH1
CSMC 2021-NQM6	LXS 2006-14N	SARM 2006-3	SEMT 2019-CH2
CSMC 2021-NQM7	LXS 2006-15	SARM 2006-4	SEMT 2019-CH3
CSMC 2021-NQM8	LXS 2006-16N	SARM 2006-5	SEMT 2020-1
CSMC 2022-ATH1	LXS 2006-17	SARM 2006-7	SEMT 2020-2
CSMC 2022-ATH2	LXS 2006-18N	SARM 2006-8	SEMT 2020-3
CSMC 2022-ATH3	LXS 2006-19	SARM 2006-9	SEMT 2020-4
CSMC 2022-NQM1	LXS 2006-20	SARM 2007-1	SEMT 2020-5
CSMC 2022-NQM2	LXS 2006-2N	SARM 2007-10	SEMT 2020-MC1
CSMC 2022-NQM3	LXS 2006-3	SARM 2007-11	SEMT 2021-1
CSMC 2022-NQM4	LXS 2006-4N	SARM 2007-3	SEMT 2021-2
CSMC 2022-NQM5	LXS 2006-5	SARM 2007-4	SEMT 2021-3
CSMC 2022-NQM6	LXS 2006-7	SARM 2007-5	SEMT 2021-4
DRMT 2020-2	LXS 2006-8	SARM 2007-6	SEMT 2021-5
FFMLT 2006-FF10	LXS 2006-9	SARM 2007-7	SEMT 2021-6
FFMLT 2006-FF12	LXS 2006-GP1	SARM 2007-8	SEMT 2021-7
FFMLT 2006-FF14	LXS 2006-GP2	SARM 2007-9	SEMT 2021-8
FFMLT 2006-FF15	LXS 2006-GP3	SARM 2008-1	SEMT 2021-9
FFMLT 2006-FF17	LXS 2006-GP4	SARM 2008-2	SEMT 2022-1
FFMLT 2006-FF2	LXS 2007-1	SAS 2006-3H	SEMT 2023-1
FFMLT 2006-FFA	LXS 2007-10H	SAS 2006-AM1	SEMT 2023-2
FFMLT 2006-FFB	LXS 2007-11	SAS 2006-BC1	SEMT 2023-3
FHLBNY	LXS 2007-12N	SAS 2006-BC6	SEMT 2023-4
GFMT 2018-1	LXS 2007-14H	SAS 2006-NC1	SEMT 2023-5
GFMT 2018-2	LXS 2007-15N	SAS 2006-OPT1	SGRMT 2019-3
GFMT 2019-1	LXS 2007-16N	SAS 2006-S1	SGRMT 2020-2
GFMT 2019-2	LXS 2007-18N	SAS 2006-S2	SGRMT 2021-1
GFMT 2019-H1	LXS 2007-20N	SAS 2006-S3	SGRMT 2021-2
GFMT 2020-H1	LXS 2007-2N	SAS 2006-S4	SGRMT 2022-1
GPMF 2006-AR4	LXS 2007-3	SAS 2006-WF1	SGRMT 2022-2
GPMF 2006-AR5	LXS 2007-4N	SAS 2006-WF2	SOFI 2016-1
GPMF 2006-AR6	LXS 2007-6	SAS 2006-WF3	TBMLT 2018-3
WIN 2015-A